                                                                    EXHIBIT 10.8
                                                                    ------------

                    CONSULTING AND EQUITY PURCHASE AGREEMENT
                    ----------------------------------------

     THIS AGREEMENT made as of March 26, 1999 between College Television Network, Inc., a Delaware corporation (the "Company"), U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings") and Sergio Zyman ("Consultant").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Consulting Relationship.  The Company hereby hires Consultant upon the
         -----------------------
terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Paragraph 3 hereof (the "Consulting Period")

     2.  Position and Duties.
         -------------------

          (a) During the Consulting Period, Consultant shall provide services to the Chief Executive Officer of the Company in connection with the development, branding, expansion, direction, operation, management and sales of the Company and shall devote his best business and professional efforts to the conduct to the Company's business. In addition, Consultant shall advise and assist the Company on international matters. Consultant will also assist the Company in creating and analyzing acquisition options and exit strategies. Further, through his contacts, Consultant agrees to assist the Company, on an as needed basis based upon the time limits set forth above, in sales to major advertisers. Consultant, shall be available to have discussions with the Chief Executive Officer of the Company at least three (3) times per month and the Company agrees that the only employee of the Company other than the Board members, that shall have contact with Consultant shall be the Chief Executive Officer, unless so agreed upon by Consultant.

     3.  Term.  The Consulting Period shall commence February 4, 1999 (the
         ----
"Effective Date") and end upon ninety (90) days written notice by either party to the other party (the "Expiration Date").

     4.  Compensation.
         ------------

          (a) Consultant shall receive a cash payment up to ten percent (10%) (the exact percentage shall be agreed upon and negotiated by the Chief Executive Officer of the Company and Consultant) of all increases in revenue of the Company (as agreed upon by the Chief Executive Officer of the Company and Consultant) in which Consultant assisted the Company in developing, achieving and/or closing ("Cash Bonus"). The Cash Bonus shall be paid based upon revenue actually received and shall be paid to Consultant monthly from such receipts for the previous month. The Cash Bonus shall also be paid on renewals of sales for
                                          ----
which Consultant was 100% responsible for the revenue. This Agreement must still be in effect for Consultant to receive the Cash Bonus.

          (b) If Consultant obtains a purchaser for the Company, which transaction is accepted by the Company and closed, he will receive a broker's fee on a non-cumulative basis equal to the following amounts based upon the value of the transaction:

          Consideration Received                 Broker's Fee
          by the Company                          Percentage
          ----------------------------           --------------
          $150,000,000 or less                               1%
          $150,000,000 to $300,000,000                       2%
          Over $300,000,000                                  3%

          Such commission shall be paid on a tier basis in that if there is a sale created by Consultant for $500,000,000, Consultant shall receive 1% of the first $150,000,000 2% of the next $150,000,000 and 3% of the last $200,000,000, for a total fee of $10,500,000. In determining the consideration received by the Company, the market value of any freely tradable securities shall be included in such consideration.

          (c) In addition to the above compensation, Consultant shall be entitled to receive 50 Class B Management Unit in Holdings for each $5,000,000 in increase in revenue received by the Company based upon the assistance, development and contacts of Consultant. This compensation bonus shall be based upon the actual revenue received by the Company. Consultant must still be a Board member to receive any Class B Management Units.

          (d) Other than the normal benefits received by a Board member of the Company, including reimbursement of first class airfare, accommodations and other travel expenses, Consultant shall not be entitled to any other benefits or compensation from the Company.

     5.  Management Units, Restriction on Transfer and Repurchase Option.
         ---------------------------------------------------------------

          (a) In addition to all compensation to Consultant pursuant to Paragraph 4 above, Consultant shall receive two hundred (200) Class B Management Units of Holdings at a price of $200.00 ("Original Cost"). Except as otherwise provided below, the Management Units will become vested and owned by Consultant, over the 12 month period after the date hereof, if as of such anniversary date, Consultant is still a Board member of the Company and this Agreement has not been terminated. Upon a Sale of the Company or a Sale of Holdings, all of the Management Units, which have not yet become vested shall become vested at the time of such event. All of the Management Units which have become vested pursuant to this paragraph 5(a) are referred to herein as "Vested Management Units", and all unvested Management Units are referred to herein as "Unvested Management Units."

          (b) General Repurchase Option.  Upon the occurrence of the Expiration
              -------------------------
Date the Management Units (whether held by Consultant or one or more of Consultant's Permitted

Transferees) shall be subject to repurchase by Holdings pursuant to the terms and conditions set forth in this Paragraph 5 (the "Repurchase Option").

          (c) Purchase Price for Management Units.  Subject to paragraph 5(h)
              -----------------------------------
below, the purchase price for the Vested Management Units shall be the Fair Market Value for such Management Units, as of the Expiration Date and the purchase price for Unvested Management Units shall be the Original Cost for such Unvested Management Units.

          (d) Repurchase Option.  As set forth above, Holdings may elect to
              -----------------
purchase the applicable Management Units by delivering written notice (the "Holdings Repurchase Notice") to the holder or holders of such Management Units within 90 days after the Expiration Date. The Repurchase Notice will set forth the number of such Management Units to be acquired from each holder, the aggregate consideration to be paid for such Management Units and the time and place for the closing of the transaction. The number of such Management Units to be repurchased by Holdings shall first be satisfied to the extent possible from the Unvested Management Units held by Consultant at the time of delivery of the Repurchase Notice. If the number of such Management Units then held by Consultant is less than the total number of Management Units Holdings has elected to purchase, Holdings shall purchase the remaining Management Units elected to be purchased from the other holder(s) of such Management Units under this paragraph 5, pro rata according to the number of such Management Units held by such other holder(s), respectively, at the time of delivery of the Repurchase Notice (determined as nearly as practicable to the nearest unit or other applicable denomination).

          (e) Closing.  Subject to paragraph 5(f) below, the closing of the
              -------
purchase of the applicable Management Units pursuant to the Repurchase Option shall take place on the date designated by Holdings in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the later of (i) the delivery of such notice(s); or (ii) the Fair Market Valuation Date, if applicable. Payment for such Management Units to be purchased pursuant to the Repurchase Option shall be made by Holdings in four (4) equal installments, the first installment payable on the closing of such purchase, the second payable four (4) months after the closing, the third payable eight (8) months after the closing and the fourth payable twelve (12) months after the closing, each such payment made by check or wire transfer of funds, at the option of Holdings. Notwithstanding anything to the contrary contained in this Agreement, Holdings may withdraw their Repurchase Notice at any time prior to the closing of a purchase of such Management Units pursuant to the Repurchase Option.

          (f) Termination of Repurchase Option.  The right of Holdings to
              --------------------------------
repurchase Management Units pursuant to this paragraph 5 shall terminate upon the first to occur of (i) the Sale of Holdings, or (ii) the Sale of the Company. The Repurchase Option set forth in this paragraph 6 will continue with respect to such Management Units following any transfer thereof other than a transfer to Holdings.

          (g) Repurchase Restrictions. Notwithstanding anything to the contrary
              -----------------------
contained in this Agreement, all repurchases of Management Units by Holdings shall be subject to applicable restrictions contained in the General Corporate Law of the State of Delaware. If any such restrictions prohibit the repurchase of the Management Units hereunder which Holdings is otherwise entitled or required to make, Holdings may make such repurchases as soon as it is permitted to do so under such restrictions.

          (h) Section 83(b) Election.  Consultant is receiving separate
              ----------------------
professional advice and counsel in connection with filing an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

     6.  Representations, Warranties and Agreements of Consultant.  Consultant
         --------------------------------------------------------
hereby represents, warrants, covenants and agrees that:

          (a) Consultant has acquired the Management Units for investment for an indefinite period, not with a view to the sale or distribution of any part of all thereof by public or private sale or disposition.

          (b) Consultant has been advised that the Management Units have not been registered under the Securities Act or registered or qualified under any other securities law, on the ground, among others, that no distribution or public offering of the Management Units is to be effected and the Management Units will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act, or the rules and regulations of the Securities and Exchange Commission and under comparable exemption provisions of the securities laws, rules and regulations of other jurisdictions. Consultant understands that the Company is relying in part on the Consultant's representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding Consultant's representations, Consultant has in mind merely acquiring Management Units for resale on the occurrence or non-occurrence of some predetermined event. Consultant has no such intention.

          (c) Consultant has such knowledge and experience in financial and business matters that Consultant is capable of evaluating the merits and risks of an investment in the Management Units and has the capacity to protect Consultant's own interest in connection with Consultant's proposed acquisition of the Management Units. Consultant is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act.

          (d) Consultant acknowledges that Consultant has been furnished with such financial and other information concerning the Company as Consultant considers necessary in connection with Consultant's acquisition of the Management Units. Consultant has carefully reviewed such information and is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with representatives of the Company any questions the acquisition may have with respect thereto. Consultant understands: (i) the risks involved in this offering, including the speculative nature of the investment; (ii) the financial hazards involved in this offering, including the risk of losing such Consultant's entire investment; (iii) the lack of liquidity and restrictions on transfers of the Management Units; and (iv) the tax consequences of this investment. Consultant has consulted with Consultant's own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by Consultant in the Management Units and the merits and risks of an investment in the Management Units.

          (e) The execution, delivery and performance by Consultant of this Agreement have been duly authorized by Consultant. This Agreement constitutes a valid and binding obligation of Consultant, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (f) Consultant understands that the Management Units will be "restricted securities" as the term is defined in Rule 144 under the Securities Act, that the Management Units must be held indefinitely unless they are subsequently registered under the Securities Act and qualified under any other applicable securities law or exemption from such registration and qualification are available. Consultant understands that the Company is under no obligation to register or qualify the Management Units under the Securities Act, or any other securities law.

          (g) Consultant agrees to be bound by the terms, conditions, obligations, covenants and restrictions of the LLC Agreement and by the execution of this Agreement Consultant shall become and the Managing Member of the LLC does hereby admit Consultant as a "Member" and "Management Holder" of Holdings.

     7.  Definitions.
         -----------

     "Class B Management Units" shall have the meaning ascribed to it in the LLC Agreement.

     "Fair Market Valuation Date" with respect to any Management Units means the date on which its Fair Market Value is finally determined pursuant to the definition of "Fair Market Value."

     "Fair Market Value" of the Management Units means the Fair Market Value as shall be determined jointly in good faith by Holdings and Consultant; provided that if Holdings and Consultant cannot so agree, then such value shall be determined by an independent investment banking firm of national or regional reputation utilizing valuation techniques then commonly used for the valuation of such investment interests, which investment banking firm will be jointly selected by Holdings and Consultant in good faith, or if such parties cannot agree on an investment banking firm, then such value shall be determined by an investment banking firm selected by a lot from a group of six firms possessing the above described qualifications (three of whom shall be selected by Holdings and three of whom shall be selected by Consultant) from which one firm designated as objectionable by each of Holdings and Consultant shall be eliminated (in either case, the investment banking firm's determination shall be conclusive). The expense of any such appraisal shall be borne equally by the parties. In determining the Fair Market Value of the Management Units to be purchased pursuant to the exercise of the Repurchase Option, the parties or the investment bank, as the case may be, shall use the average of the thirty (30) day trading price of Common Stock of the Company as a partial determining factor, taking into account the limitations, restrictions and payment preferences of the Management Units. References in this definition to Consultant shall mean Consultant's personal representative if he is deceased or incapacitated.

     "LLC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of U-C Holdings, L.L.C. dated May 15, 1997, as amended and restated from time to time.

     "Management Units" mean: (i) any Class B Management Units acquired by Consultant, and (ii) any equity or debt securities issued or issuable directly or indirectly with respect to the Consultant Class B Management Units referred to in clause (i) above by any of a conversion, split, distribution or dividend or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. Management Units shall continue to be Management Units in the hands of any holder thereof (other than Holdings or any of its members).

     "Sale of Company" shall mean the sale of substantially all of the stock of Company held by Holdings or the sale of all or substantially all of the assets of Company.

     "Sale of Holdings" shall mean the sale of substantially all of the equity interest of Holdings or the sale of all or substantially all the assets of Holdings in Company.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     8.  Confidential Information.  The Consultant acknowledges that the
         ------------------------
information, observations and data obtained by him while employed by the Company, or during the due diligence process in connection with Holdings investment in the Company, concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Consultant agrees that, except in the performance of duties for the Company, he shall not during the Consulting Period or for two (2) years after the Expiration Date, for any reason whatsoever, disclose to any unauthorized person or use for his own account any Confidential Information without prior written consent of the Board, except (i) to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant's wrongful acts or omissions to act, (ii) as necessary to comply with compulsory legal process, provided that Consultant shall provide prior notice to the Company regarding such disclosure and the Company, as applicable, shall have the right to contest such disclosure, (iii) as necessary to counsel and other professional advisors retained by the Consultant, subject to the attorney/client privilege or a valid and binding non-disclosure agreement between Consultant and such professional and (iv) disclosures of information obtained from a third party free of restrictions or disclosure of information in Consultant's possession prior to the date hereof which was obtained from a source other than the Company or its predecessors. Consultant shall deliver to the Company at the termination of the Consulting Period, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information, Work Product or the business of the Company which he may then possess or have under his control.

     9.  Non-Solicitation.  During the Consulting Period and for eighteen months
         ----------------
thereafter, Consultant shall not directly or indirectly through another entity
(i) solicit, induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, or (ii) induce or attempt to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     10.  Enforcement. If, at the time of enforcement of paragraphs 8 or 9 of
          -----------
this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parities hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area. Because Consultant's services are unique and because Consultant has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provision hereof (without posting a bond or other security).

     11.  Consultant Representations.  Consultant hereby represents and warrants
          --------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Consultant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, and (ii) Consultant is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, which would prohibit his performance under this Agreement.

     12.  Survival.  Paragraphs 8, 9 and 10 shall survive and continue in full
          --------
force in accordance with their terms notwithstanding any termination of the Consulting Period.

     13.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by telecopy or reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number below indicated:

     Notices to Holdings:
                    U-C Holdings, L.L.C.
                    c/o Willis Stein & Partners, L.P.
                    227 W. Monroe Street, Suite 4300
                    Chicago, Illinois 60606
                    Telecopy No.: (312) 422-2424
                    Attention: Avy H. Stein

     With a copy to:
                    Morris, Manning & Martin, LLP
                    3343 Peachtree Road, N.E.
                    1600 Atlanta Financial Center
                    Atlanta, Georgia  30326
                    Telecopy No.: (404) 365-9532
                    Attention: Neil H. Dickson, Esq.

     Notice to Consultant:
                    Sergio Zyman
                    Sergio Zyman & Co.
                    P.O. Box 724705
                    Atlanta, Georgia  31135

     With a copy to:
                    Stuart Finestone
                    2540 Tower Place
                    3340 Peachtree Road, N.E.
                    Atlanta, Georgia  30326

     Notices to Company:
                    College Television Network, Inc.
                    5784 Lake Forrest Drive, Suite 275
                    Atlanta, Georgia  30328
                    Attention:  Jason Elkin
                    Telecopy No.: (404) 256-4444

     With a Copy to:
                    Morris, Manning and Martin, LLP
                    1600 Atlanta Financial Center
                    3343 Peachtree Road, NE
                    Telecopy No.: (404) 365-9532
                    Attention: Neil H. Dickson, Esq.

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     14.  Severability.  Whenever possible, each provision of this agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.  Complete Agreement.  This Agreement and those documents expressly
          ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     16.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which to be an original and all of which taken together constitute one and the same agreement.

     17.  Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by all parties and their respective heirs, successors and assigns, except that Consultant may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     18.  Choice of Law.  This Agreement will be governed by the internal law,
          -------------
and not the laws of conflicts, of the State of Georgia.

     19.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity binding effect or enforceability of this Agreement.

     20.  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement or the breach thereof (if a party is seeking immediate injunctive relief they may proceed in a court of law, with the parties agreeing that as soon as possible the matter shall be transferred to an arbitrator or panel of arbitrators as set forth below) shall be resolved by binding arbitration, in accordance with the rules and regulations of the American Arbitration Association as these rules may be amended. Such rules and procedures are incorporated herein and made a part of this Agreement by reference. The parties agree that they will abide by and perform any award rendered in any such arbitration and that any court having jurisdiction may issue a final judgment based upon any such award. The prevailing party in such an arbitration shall be awarded reasonable attorneys' fees and costs.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                COLLEGE TELEVISION NETWORK, INC.



                                By:  /s/ Jason Elkin
                                     ---------------
                                   Jason Elkin, Chief Executive Officer
                                     and Chairman of the Board

                                U-C HOLDINGS, L.L.C.

                                By: Willis Stein & Partners, L.P.

                                Its: Managing Member


                                    By: Willis Stein & Partners, L.L.C.
                                    Its: General Partner

                                       By:/s/ Beth F. Johnston
                                          --------------------
                                       Its:Manager


                                /s/ Sergio Zyman
                                ----------------
                                Sergio Zyman

By Managing Member of U-C Holdings, L.L.C.
as to Section 6(g) hereof

By:   Willis Stein & Partners, L.P.
Its:  Managing Member

     By:   Willis Stein & Partners, L.L.C.
     Its:  General Partner

     By: /s/ Beth F. Johnston
         ----------------------
     Its:  Manager